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Amendment no. 4 - 45nm



                                                                    Exhibit 4.39



                                               Confidential Treatment Requested:
                                               ---------------------------------
 The portions of this document marked by "xxxxx" have been omitted pursuant to a request for confidential treatment and have been filed separately with the
                                             Securities and Exchange Commission.

This Amendment No. 4. effective as of 15 December, 2004 ("Effective Date"), to the "SF Process Development and Cost Sharing Agreement" of November 26. 2002, as previously amended (hereinafter referred to as the "2-Way Agreement"), is made by and between International Business Machines Corporation ("IBM"), incorporated under the laws of the State of New York, U.S.A. and having an office for the transaction of business at 2070 Route 52, Hopewell Junction, NY 12533, U.S.A., and Chartered Semiconductor Manufacturing Ltd. ("Chartered"), incorporated under the laws of Singapore and having an office for the transaction of business at 60 Woodlands Industrial Park D, Street 2, Singapore 738406. IBM and Chartered may be individually referred to herein as a "Party", or collectively as the "Parties."

WHEREAS, the Parties and Samsung Electronics Co., Ltd ("Samsung"), and Infineon Technology AG ("Infineon") previously entered into the "SF Process 65nm/45nm Development and Cost Sharing Agreement," of 5 March 2004 (hereinafter referred to as the "4-Way Agreement"),; and

WHEREAS, the 4-Way Agreement contemplates that the Parties may enter into an amendment to the 2-Way Agreement for matters pertaining to the "300mm 45nm Bulk CMOS Process Development Project" as defined in the 4-Way Agreement ("45nm Project");

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, as well as for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Unless otherwise stated, definitions for the capitalized terms set forth herein shall be as set forth in the 2-Way Agreement.

2. The Parties intend to continue to work together to define a mutually acceptable set of "Strategic Technology Objectives" as defined in the 4-Way Agreement ("Strategic Goals") for the 45nm Project, which will target a xxxxx technology and a xxxxx technology. In the event that the Parties agree to such Strategic Goals, they hereby agree to continue development of the 45nm Project together under the terms and conditions of 4-Way Agreement and the applicable provisions of the 2-Way Agreement, as amended herein, whether or not Samsung and Infineon determine that they do not wish to continue their participation in such 45nm Project. Members of the Management Committee of the Parties, shall attempt to agree and shall attempt to obtain the agreement of Infineon and Samsung on the Strategic Goals by xxxxx, or if this cannot


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Amendment no. 4 - 45nm



be achieved, will agree and will attempt to obtain the agreement of Infineon and Samsung by xxxxx on a new deadline for the finalization of such Strategic Goals.

The Parties acknowledge that capital purchases necessary for the continued development of the Process Development Projects past xxxxx are conditioned upon the receipt of IBM corporate management and Board of Directors approval. If such approvals are not received by xxxxx either Party shall have the right to terminate this Agreement effective xxxxx without liability to the non-terminating Party. Provided, however, that if such approvals are received after xxxxx, but prior to either Party's exercise of its above right to terminate, the above right to terminate shall lapse. The survival provision of
Section 12.2 shall apply to any such termination.

3. The Parties agree that should the Parties agree to the Strategic Goals for the 45nm Project, the following provisions of the 2-Way Agreement shall be deemed to be amended as follows and with respect to the Parties shall supercede and control over any contrary or inconsistent provision in the 4-Way Agreement:

     (a) In Section 1:
          in the definition of "Silicon-On-Insulator Wafer" or "SOI Wafer" the following is added after the only sentence:
          "For clarity, with respect to the 45nm Bulk CMOS Process Development Project, a XXXXX shall not be considered an SOI Wafer and a XXXXX shall not be considered an SOI Wafer unless it also contains a XXXXX.; and

          in the definition of "Change of Control", the following words "or Temasek Holdings Pte Ltd, as the successor in interest to Singapore Technologies Pte Ltd" is added after "Singapore Technologies Pte Ltd"

          the following new definitions are added:

          "XXXXX" means a wafer with a single-crystal silicon layer which is directly above another single-crystal silicon layer of a different crystal orientation.

          "XXXXX" means a wafer having a single-crystal silicon layer which has a strain-inducing insulator film under part of a metal-oxide semiconductor ("MOS") transistor, which MOS transistor has a silicon conduction path from the body of the transistor to the substrate or well contact.

          "XXXXX" means a MOS transistor whose body region is separated from the substrate or well contact by an insulator film.

     (b) In Section 5, the following new paragraph replaces the second paragraph of Section 5.1:


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Amendment no. 4 - 45nm



          In the event that there is a delay in the Development Schedule set forth in Exhibit B, the Management Committee shall discuss in good faith and mutually agree on a commercially reasonable recovery plan. xxxxx and IBM shall be solely responsible for any additional cost incurred in executing such commercially reasonable recovery plan. For avoidance of doubt, the foregoing addresses only recovery plans to the original Development Schedule during the Term of the Agreement and does not address in any manner either an extension of the Agreement beyond the Term or the terms, including, but not limited to, cost sharing payments. for any such extension.

     (c) In Section 5, the following new Section 5.3 is added:

     5.3 The Parties agree that the cost-sharing payments from Chartered to IBM for the period beginning xxxxx and ending xxxxx shall be a total of xxxxx, as follows:

     xxxxx

     (d) In Section 7.6.6.1 (b), the following sentence is added at the end of the paragraph:

     --In addition, "xxxxx" shall not include xxxxx. For avoidance of doubt, if xxxxx, the provisions of Section 7.6 shall apply to xxxxx as a xxxxx. -

     (e) In Section 7.6.6.2:
          In paragraph (b), line 4, the following is added after "65nm wafers;":
          "if any 300mm Wafer 45nm Bulk CMOS Specific Results are installed in a Chartered Jointly Owned Facility then such royalty shall apply for xxxxx from the date of first production shipment of any 45nm wafers;" and
          In the last paragraph, line 4, "or 300mm Wafer 45nm Bulk CMOS Specific Results" is added after "300mm Wafer 65nm Bulk CMOS Specific Results".

     Note, notwithstanding any implication to the contrary in Amendment No. 1 to this Agreement, the financial provisions of Section 7.6 (namely, the royalties of the first paragraph of Section 7.6.6.2 and the fee and royalty sharing of the last paragraph of Section 7.6.6.2) shall remain the same for the 300mm 45nm Bulk CMOS Process Development Project. Likewise, the financial provisions of Section 7.10 with regard to the 300mm wafer 65nm Bulk CMOS Process Development Project shall remain the same for the 300mm 45nm Bulk CMOS Process Development Project.

     (f) In Section 12.1, line 2, "xxxxx" is replaced with "xxxxx". [Note: if the 4-Way Agreement is not extended to this date, the Parties agree that the terms of the 4-Way Agreement that are specific to the 45nm Bulk CMOS Process Development


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     Project shall continue to apply to the conduct of such Project by the
     Parties until xxxxx.] The following new sentence is added:

     "The Parties agree to review the development progress and decide by xxxxx whether the 300mm 45nm Bulk CMOS Process Development Project will likely achieve IBM Qualification and Process Freeze before xxxxx. In the event the Parties agree that such IBM Qualification and Process Freeze will likely occur before xxxxx but after xxxxx, the Parties agree to adjust the contract end date accordingly and the quarterly payments shall be adjusted based on a monthly rate of xxxxx.

     (g) In Section 7.12, the following new sentence is added after the second sentence:

     "Chartered shall have the right to disclose the Specific Results and Background Know-How as part of a license of substantially the entirety of Chartered's 300mm 45nm Bulk CMOS process technology that includes Specific Results and Background Know-How, to any Third Party, for any purpose, xxxxx."

     (h) In Paragraph 3(b) of Amended and Restated Amendment 2 (dated March 9,
     2004) to the SF Process Development and Cost Sharing Agreement, the following is added to Paragraph 3(b) after "300mm Wafer 65nm Bulk CMOS Process Development Project":

     -"or 300mm Wafer 45nm Bulk CMOS Process Development Project".

4. Notwithstanding Exhibit C for the 4-Way Agreement, the Parties agree that the xxxxx.

5. IBM agrees that within a reasonable period of time after both Parties sign this Amendment No. 4 and subject to any confidentiality obligations that IBM may have with its xxxxx vendors, IBM will provide Chartered with the list of manufacturing xxxxx already selected or proposed by IBM for use in the 45nm Project, which list shall be treated as IBM Confidential information pursuant to
Section 7 of the 2-Way Agreement. Such xxxxx selection list is provided on an "AS IS" basis without warranty of any kind and IBM shall have no liability for any purchase decision Chartered makes based upon the information provided by IBM. In the event, Chartered brings forth empirical evidence that alternative xxxxx from that selected by IBM would lead to improved performance and/or manufacturability, and if the Management Committee of the Parties agrees (without any obligation to do so), the Parties would jointly evaluate such xxxxx for use in the 45nm Project.

6. As between the Parties only, in the event a Party brings forth empirical evidence of changes in the competitive marketplace for semiconductor technology establishing that the Strategic Goals and/or the development schedule of the 300mm Wafer 45nm Bulk CMOS Process Development Project are no longer competitive, and that a 45nm xxxxx


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Amendment no. 4 - 45nm



process would be competitive, and the Management Committee of the Parties agrees (without any obligation to do so) to replace the 300mm Wafer 45nm Bulk CMOS Process Development Project with a project for the development of a 300mm 45nm xxxxx process then the Parties agree to enter into good faith negotiations to amend the terms and conditions of this 2-Way Agreement, including but not limited to, terms related to: cost sharing payments, disclosure rights, and licensing fees inter alia. Failure to conclude such an amendment will not constitute a breach of either the 2-Way Agreement or the 4-Way Agreement.

7. Other than as set forth above, the rights and obligations of the Parties as to the 45nm Project shall be as set forth in (i) the 2-Way Agreement, as previously amended and amended herein and (ii) the 4-Way Agreement.


IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 4 to be executed by their duly authorized representatives as of the Effective Date.



CHARTERED SEMICONDUCTOR MANUFACTURING        INTERNATIONAL BUSINESS MACHINES
LIMITED                                      CORPORATION



By: /s/ Chia Song Hwee                       By: /s/ Michael C. Denick
    ------------------                           ---------------------
Name:  Chia Song Hwee                        Name:  Michael C. Denick
Title: President and CEO                     Title: Vice President Alliances and
                                                    Licensing, Systems and
                                                    Technology Group
Date:  15 December 2004                      Date:  17 December 2004


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